UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 10, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On August 10, 2011, CPI Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders in St. Louis, Missouri, at which stockholders:

1.	elected the Board of Directors for the ensuing year;

2.	approved the amendment to the Articles of Incorporation of the Company to reduce the number of authorized shares of common stock from 50 million shares to 16 million shares;

3.	ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 4, 2012;

4.	approved, by advisory vote, the compensation of the Company's Named Executive Officers; and

5.	approved, by advisory vote, to hold advisory votes on the compensation of the Company's Named Executive Officers every year.

Voting results were as follows:

1.	Election of the Board of Directors:

Name	Votes For	Against	Abstain	Broker Non-Votes
James J. Abel	4,995,672	34,606	19,981	1,175,011
Michael Glazer	4,586,626	443,652	19,981	1,175,011
Michael Koeneke	4,996,730	33,290	20,239	1,175,011
David Meyer	4,989,447	40,573	20,239	1,175,011
Eric Salus	4,902,877	127,453	19,839	1,175,011
Turner White	4,989,993	40,547	19,719	1,175,011

2.	Reduction in the number of authorized shares of common stock:

For	Against	Abstain	Broker Non-Votes
6,190,164	9,994	25,112	0

3.	Ratification of appointment of KPMG LLP:

For	Against	Abstain	Broker Non-Votes
6,183,666	39,544	2,060	0

4.	Approval of advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
4,979,830	53,952	16,477	1,175,011

5.	Approval of frequency of advisory vote on executive compensation:

1 Year	2 Years	3 years	Abstain
4,782,903	27,372	231,595	8,389

As a result of the plurality of the votes received on the proposal regarding the freqency of advisory votes on the compensation of the Company's Named Executive Officers, we will include future non-binding, advisory voting on the compensation of our Named Executive Officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

August 15, 2011